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                                   CONSENT OF CONSULTANT
                                   ---------------------

We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1997-LL1, of our market study and/or appraisal in its entirety with respect to the property or properties listed on the attached annex, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.


                              CB COMMERCIAL REAL ESTATE GROUP, INC.


                                       By:  /s/ Michael R. Pecorino
                                            -------------------------
                                            Name:  Michael R. Pecorino
                                            Title: SVP

                                            Signed on   September 10, 1997.
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